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                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                   PROGENITOR, INC.

    Douglass B. Given and Gavin B. Grover hereby certify that:

    1. The name of this corporation is Progenitor, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is February 25, 1992.

    2. They are the duly elected and acting President and Secretary, respectively, of Progenitor, Inc., a Delaware corporation.

    3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                          "I

    The name of the corporation is Progenitor, Inc. (the "Corporation").

                                          II

    The address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                         III

    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                          IV

    The total number of shares of all classes of stock that the Corporation is authorized to issue is Forty-Seven Million (47,000,000) shares, consisting of Thirty-Nine Million (39,000,000) shares of Common Stock with a par value of $.001 per share, Two Million One Hundred Twenty Thousand (2,120,000) shares of Preferred Stock, Series A, with a par value of $.01 per share, Eight Hundred Eighty Thousand (880,000) shares of Preferred Stock, Series B, with a par value of $.01 per share, and Five Million (5,000,000) shares of additional Preferred Stock ("Additional Preferred Stock") with a par value of $.001 per share. The rights, preferences, privileges and restrictions granted to and imposed upon such classes of shares are set forth below in this Article.

    A..  COMMON STOCK.

         1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be


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entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed ratably among holders of Common Stock in proportion to the amount of such stock owned by each such holder, subject to any liquidation rights of any then outstanding Preferred Stock.

         3.   REDEMPTION.  The Common Stock is not redeemable.

         4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this Corporation, except as otherwise provided herein, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

    B.   PREFERRED STOCK.

         1. SERIES A AND SERIES B PREFERRED STOCK. The rights, preferences, privileges and restrictions granted to and imposed upon the Series A and Series B Preferred Stock shall be as set forth in the Certificates of Designation for such series of Preferred Stock filed with the Secretary of State on January 4, 1995 and December 29, 1994, respectively; PROVIDED, HOWEVER, that upon the conversion of the shares of such series of Preferred Stock into shares of Common Stock in accordance with the terms of their respective Certificates of Designation, no share or shares of Series A or Series B Preferred Stock shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

         2. ADDITIONAL PREFERRED STOCK. The Additional Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any series of Additional Preferred Stock (including the dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof), and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective voting rights which have been or may be granted to the Series A and Series B Preferred Stock, or Additional Preferred Stock or series thereof (collectively, "Preferred Stock") in Certificates of Designation or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences, and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption, and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to the compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    Upon amendment and restatement of the Certificate of Incorporation as set forth herein, each authorized share of Common Stock of the Corporation issued and outstanding prior to such amendment


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and restatement shall be automatically reclassified, without any action by the holder thereof, into one-half (1/2) of one share of fully-paid and nonassessable Common Stock. No fractional shares of Common Stock shall be issued upon such reclassification. Instead of any fractional share of Common Stock that would otherwise be issuable upon such reclassification, the Corporation shall pay cash to the holder thereof equal to the product of such fraction multiplied by the fair market value of one share of Common Stock after such reclassification, as determined by the Board of Directors of the Corporation in good faith exercising reasonable business judgment.

                                          V

    A. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article V does not affect the availability of equitable remedies for breach of fiduciary duties.

    B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                          VI

    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                                         VII

    For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

    A. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws.

    C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                       VIII

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the


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application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                          IX

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right."

                                         ****

    1. This Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Stockholders of this Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, Progenitor, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary on this ______ day of July 1996.

                                  PROGENITOR, INC.

                                   By:
                                      -----------------------------------------
                                             Douglass B. Given, President

ATTEST:

By:
    -------------------------------
    Gavin B. Grover, Secretary


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